Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

          Name                                                State or jurisdiction of incorporation
          ----                                                --------------------------------------
          VLT, Inc.                                           California, USA
          Vicor GmbH                                          Germany
          Vicor International Inc.                            U.S. Virgin Islands
          VICR Securities Corporation                         Massachusetts, USA
          Vicor France SARL                                   France
          Vicor Italy SRL                                     Italy
          Vicor Hong Kong Ltd.                                Hong Kong
          Vicor U.K. Ltd.                                     United Kingdom
          Vicor B.V.                                          Netherlands
          Vicor Japan Company Ltd.                            Japan
          Vicor Development Corporation                       Delaware, USA
               Aegis Power Systems, Inc.                      Delaware, USA
               Mission Power Systems, Inc.                    Delaware, USA
               Northwest Power Integration, Inc.              Delaware, USA
               Converpower Corporation                        Delaware, USA
               Freedom Power Systems, Inc.                    Delaware, USA